EXHIBIT 23.1    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of STERIS Corporation and in the related Prospectuses of our report dated April 23, 2002, with respect to the consolidated financial statements and schedule of STERIS Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2002:

Registration Number	Description
333-40058	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Les C. Vinney
333-40082
Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Laurie Brlas and the Nonqualified Stock Option Agreement between STERIS Corporation and David L. Crandall

333-65155	Form S-8 Registration Statement—STERIS Corporation 1998 Long Term Incentive Compensation Plan
333-55839
Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and John Masefield and the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. DeAngelo

333-32005	Form S-8 Registration Statement—STERIS Corporation 1997 Stock Option Plan
333-06529	Form S-3 Registration Statement—STERIS Corporation
333-01610	Post-effective Amendment to Form S-4 on Form S-8—STERIS Corporation
33-91444	Form S-8 Registration Statement—STERIS Corporation 1994 Equity Compensation Plan
33-91442	Form S-8 Registration Statement—STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan
33-55976	Form S-8 Registration Statement—STERIS Corporation 401(k) Plan
33-55258	Form S-8 Registration—STERIS Corporation Amended and Restated Non-Qualified Stock Option
333-63770	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Charles L. Immel and Restricted Shares Agreement between STERIS Corporation and Charles L. Immel
333-63772	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. Magulski
333-63774	Form S-8 Registration Statement—Nonqualified Stock Option Agreement between STERIS Corporation and Peter A. Burke

/S/  ERNST & YOUNG LLP

Cleveland, Ohio
June     , 2002